Exhibit 10.8

FORM OF

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, dated as of                     , 20     (this “Agreement”) between PQ Group Holdings Inc. (the “Company”) and                      (the “Participant”). (Capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed to such terms in the PQ Group Holdings Inc. Stock Incentive Plan (formerly known as the Second Amended and Restated PQ Holdings Inc. Stock Incentive Plan; the “Plan”); provided that, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries that is then in effect, the terms “Disability”, “Retirement”, “Cause” or “Good Reason” shall, if defined in such employment agreement, have the meanings ascribed to such terms in such employment agreement).

WHEREAS, the Participant is a valuable employee of the Company;

WHEREAS, the Company wishes to grant to the Participant the number of shares of Restricted Stock set forth on the signature page hereof; and

WHEREAS, the Restricted Stock shall consist of restricted shares of Class B common stock of the Company, par value $0.01 per share (“Restricted Class B Common Stock”).

1. Plan. The Restricted Stock granted hereunder is being issued pursuant to and in accordance with the Plan and, as such, is subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. In the event of any conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Definitions.

(a) “Applicable Federal Rate” shall mean the applicable federal rate then in effect, as established by the U.S. Internal Revenue Service.

(b) “CCMP Investors” means CCMP Capital Investors III, L.P., a Delaware limited partnership, CCMP Capital Investors III (Employee), L.P., a Delaware limited partnership, Quartz Co-invest L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-7), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-8), L.P., a Delaware limited partnership, CCMP Capital Investors III AV-9, L.P., a Delaware limited partnership and CCMP Capital Investors III AV-10, L.P., a Delaware limited partnership, together with their respective permitted transferees and controlled affiliates.

(c) “CCMP Investors Securities” means the equity securities of the Company or any of its subsidiaries acquired by the CCMP Investors from time to time.

(d) “Grant Date” means                     , 20    .

(e) “Liquidity Threshold Price” means, at any time, the lowest average closing trading price for Shares over any consecutive ten (10) day trading period that, when multiplied by the number of the CCMP Investors Securities then held by the CCMP Investors and then added to the Proceeds received by the CCMP Investors prior to the start of such period, would yield an MOI that is greater than or equal to             .

(f) “Measurement Date” means any date upon which Proceeds are received by the CCMP Investors.

(g) “MOI” means, as of the Measurement Date, the quotient obtained by dividing (i) the sum of Proceeds received on such Measurement Date and all prior Measurement Dates, by (ii) the Principal Investment.

(h) “Performance Shares” means shares of Restricted Stock which shall vest, if at all, as provided in Section 5(b).

(i) “Principal Investment” means the sum, without duplication, of: (i) the aggregate consideration paid by the CCMP Investors to acquire the CCMP Investors Securities, plus (ii) the amount of cash and the value (as determined by the Board in good faith) of any property contributed by the CCMP Investors to the Company, contributed from time to time.

(j) “Primary Restrictive Covenant Obligation” means any noncompetition or nonsolicitation covenant, agreement or obligation contained in any written agreement between the Participant and the Company or any of its Subsidiaries

(k) “Proceeds” means, without duplication, all pre-tax: (i) cash proceeds actually received by the CCMP Investors from the disposition of the CCMP Investors Securities; (ii) cash dividends and other cash distributions actually received by the CCMP Investors in respect of the CCMP Investors Securities; and (iii) cash proceeds actually received by the CCMP Investors from the disposition of any non-cash proceeds (including non-cash dividends or other non-cash distributions) received in exchange for or in respect of the CCMP Investors Securities, provided, that, for the avoidance of doubt, in determining the amount of Proceeds paid to the CCMP Investors in respect of the CCMP Investors Securities, such amount shall exclude any Sponsor Fees paid by the Company or any of its Subsidiaries to the CCMP Investors or any of their affiliates, as applicable. For the avoidance of doubt, except as provided in Section 5(b)(iii), any property other than cash (including marketable securities) that the CCMP Investors receive or retain in connection with a Change in Control or otherwise shall not be treated as Proceeds received by the CCMP Investors, however, cash received by the CCMP Investors from the disposition of such property, if any, shall be treated as Proceeds if and when such cash actually is received by the CCMP Investors.

(l) “Restrictive Covenant Obligation” means any noncompetition, nonsolicitation, confidentiality, intellectual property assignment or other similar covenants, agreements or obligations contained in any written agreement between the Participant and the Company or any of its Subsidiaries.

(m) “Service Shares” means shares of Restricted Stock which shall vest, if at all, as provided in Section 5(a).

(n) “Shares” means the shares of Restricted Class B Common Stock granted pursuant to this Agreement.

(o) “Sponsor Fees” means sponsor fees, transaction fees and other similar items paid to the CCMP Investors or any affiliated investment manager by the Company or its Subsidiaries or taken out of the proceeds of any transaction with the Company or any of the Subsidiaries or in connection with the acquisition or disposition of the CCMP Investors Securities (or dividends or distributions on the CCMP Investors Securities).

(p) “Start Date” means                     , 20    .

3. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, and subject to (i) the Participant becoming a party to the Stockholders Agreement and (ii) the Participant’s delivery to the Company of duly executed and undated instruments of transfer or assignment in blank, to be used by the Company only for transfers required under the Plan, this Agreement or the Stockholders Agreement, the Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date of the number of Service Shares and Performance Shares set forth on the signature page hereof. Upon grant, one or more stock certificates registered in the Participant’s name and representing the Restricted Stock, which certificates shall bear the legends set forth in Section 11(b), will be delivered on behalf of the Participant to the Secretary of the Company, to be held in custody (but only consistent with the terms and conditions of this Agreement) until the later of the date (i) they become vested in accordance with Section 5 and (ii) the Participant requests such instrument from the Company.

4. Forfeiture Risk. The Participant hereby (i) appoints the Company as the limited attorney-in-fact of the Participant to take such actions as may be necessary or appropriate solely to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder and (ii) agrees to sign such stock powers and take such other actions as the Company may reasonably request to accomplish the transfer of any unvested Shares that are forfeited hereunder. The Company does hereby indemnify and hold harmless the Participant from any wrongful use of the power of attorney granted above.

5. Vesting.

(a) Service Shares.                         .

(b) Performance Shares.                         .

6. Normal Forfeiture Date. All unvested Performance Shares shall be forfeited upon a Change in Control that results in the CCMP Investors no longer holding any shares of Class B Common Stock.

7. Restrictions on Transfer. The Shares are subject to the transfer restrictions contained in the Stockholders Agreement. In addition, unvested Restricted Stock may not be Transferred, other than by will or by the laws of descent and distribution or with the consent of the Company, which consent will not be unreasonably withheld in the case of a Transfer following Retirement, and provided that the deceased Participant’s beneficiary or the representative of his or her estate or such transferee, as applicable, acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan, this Agreement and the Stockholders Agreement as if such beneficiary, estate or other transferee were the Participant.

8. Termination of Service.

(a) Service Shares.

(i) Termination for death, Disability, Retirement, by the Company without Cause. Upon the Participant’s Termination of Service due to death, Disability, Retirement, by the Company without Cause or, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries then in effect that provides for termination of the Participant’s employment for Good Reason, a Termination of Service by the Participant for Good Reason, a number of the Participant’s Service Shares shall vest equal to the number of Service Shares that would have vested during the two year period following the date of the Participant’s Termination of Service (such number of Service Shares that vest pursuant to this Section 8(a)(i), the “Additional Vested Shares”) (provided that, notwithstanding anything to the contrary in this Agreement, the Additional Vested Shares shall be forfeited for no consideration in the event that the Participant breaches any Primary Restrictive Covenant Obligation or materially breaches any other Restrictive Covenant Obligation or if the Participant fails to execute a release of claims (in substantially the form attached to any employment agreement between the Participant and the Company or any of its Subsidiaries then in effect) that becomes effective and irrevocable in accordance with its terms within forty five (45) days following the date of Termination of Service);

(ii) Termination for Cause. Upon the Participant’s Termination of Service by the Company for Cause, all of the Participant’s Service Shares, vested and unvested, shall be forfeited;

(iii) Termination for Any Other Reason. Upon the Participant’s Termination of Service other than as set forth in Sections 8(a)(i) and 8(a)(ii), any unvested Service Shares shall be forfeited; and

(iv) Any Service Shares that remain unvested on the date of the Participant’s Termination of Service after giving effect to clauses (i), (ii) and (iii) of this Section 8(a), shall be forfeited as of the date of the Participant’s Termination of Service.

(b) Performance Shares.

(i) Termination for death, Disability, Retirement, by the Company without Cause. Upon the Participant’s Termination of Service due to death, Disability, Retirement, by the Company without Cause or, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries then in effect that provides for termination of the Participant’s employment for Good Reason, a Termination of Service by the Participant for Good Reason, any unvested Performance Shares shall vest if the CCMP Investors shall have received Proceeds resulting in an MOI of at least          on or before the six month anniversary of the Participant’s termination of employment;

(ii) Termination for Cause. Upon the Participant’s Termination of Service by the Company for Cause, all of the Participant’s Performance Shares, vested and unvested, shall be forfeited;

(iii) Termination for Any Other Reason. Upon the Participant’s Termination of Service for any reason other than as set forth in Sections 8(b)(i) or 8(b)(ii), any unvested Performance Shares shall be forfeited; and

(iv) Any Performance Shares that remain unvested on the six-month anniversary of the Participant’s Termination of Service after giving effect to clauses (i), (ii) and (iii) of this Section 8(b), shall be forfeited as of the date of the Participant’s Termination of Service.

9. Repurchase Right on Termination of Service Prior to a Public Offering.

(a) Rights of the Company. Upon a Participant’s Termination of Service for any reason prior to a Public Offering, or, if the Participant breaches any Primary Restrictive Covenant Obligation or materially breaches any other Restrictive Covenant Obligation, the Company may elect to purchase all or a portion of the Shares by written notice to the Participant delivered on or before the later of the six-month anniversary of such termination or the six-month anniversary of the day the Company discovers (the “Discovery Date”) that the Participant has breached any Primary Restrictive Covenant Obligation or materially breached any other Restrictive Covenant Obligation, as applicable.

(b) Purchase Price. The purchase price per Share pursuant to this Section 9 upon a Termination of Service for death, Disability, Retirement, by the Company without Cause or, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries then in effect that provides for termination of the Participant’s employment for Good Reason, a Termination of Service by the Participant for Good Reason, shall equal the Fair Market Value as of the date of termination. The purchase price per Share upon a Termination of Service for any other reason or in the event the Participant has breached any Primary Restrictive Covenant Obligation or materially breached any other Restrictive Covenant Obligation shall equal the lesser of (i) the Fair Market Value of such Share as of the termination date and (ii) the Fair Market Value of such Share at the Grant Date.

(c) Closing of Purchase; Payment of Purchase Price. Subject to Section 9(e), the closing of a purchase pursuant to this Section 9 shall take place at the principal office of the Company no later than the date that is 30 days after the six-month anniversary of the termination date or Discovery Date, as applicable. At the closing, (i) the Company shall, subject to Section 9(d), pay the Purchase Price to the Participant (or the Participant’s estate) and (ii) the Participant (or the Participant’s estate) shall deliver to the Company such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Participant (or the Participant’s estate) or directing that the Shares be so transferred to the purchaser thereof, as the Company may reasonably require. If the Closing of the purchase occurs prior to the Discovery Date, the Participant shall, within 30 days of notice from the Company of the breach of the Primary Restrictive Covenant Obligation or material breach of any other Restrictive Covenant Obligation, pay the Company the excess, if any, of the repurchase price paid over the lower price payable due to the breach of the Primary Restrictive Covenant Obligation or material breach of any other Restrictive Covenant Obligation.

(d) Application of the Purchase Price to Certain Loans or Other Obligations. The Company shall be entitled to apply any amounts otherwise payable pursuant to this Section 9 to discharge any indebtedness for borrowed money of the Participant to the Company or any of its Subsidiaries or such indebtedness of the Participant that is guaranteed by the Company or any of its Subsidiaries.

(e) Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Participant if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the “Financing Agreements”), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware. If a repurchase by the Company otherwise permitted under this Section 9 is prevented by the terms of the preceding sentence: (i) the purchase and payment of the applicable Purchase Price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock according to priority in time of the termination date giving rise to such repurchase (provided that any repurchase commitment arising from a Termination of Service because of Disability or death shall have priority over any other repurchase obligation) and (iii) the Purchase Price (except in the case of a termination for Cause or following the Participant’s breaching a Restrictive Covenant Obligation) shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at the Applicable Federal Rate.

10. Right to Retain Shares. If the option of the Company to purchase the Shares pursuant to Section 9 is not exercised with respect to all of the Shares, the Participant shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement and the Stockholders Agreement.

11. Participant’s Representations, Warranties, Covenants and Agreements.

(a) Investment Intention. Participant represents and warrants that the Participant is acquiring the Shares solely for the Participant’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Participant agrees that the Participant will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Restricted Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Restricted Stock), or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and in compliance with all applicable state or non-U.S. securities or “blue sky” laws and the Stockholders Agreement. The Participant further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act or other applicable non-U.S. securities laws, (B) the Participant shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of section 5 of the Securities Act, (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition, or (D) following a Public Offering, in an exempt transaction under Rule 144, (ii) unless such disposition is pursuant to registration under any applicable state and non-U.S. securities laws or an exemption therefrom and (iii) unless the applicable provisions of the Plan, this Agreement and the Stockholders Agreement shall have been complied with or have expired.

(b) Legends. The Participant acknowledges that any certificate evidencing the Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER, REPURCHASE AND OTHER PROVISIONS OF A STOCKHOLDERS AGREEMENT, A RESTRICTED STOCK AGREEMENT, AND THE PQ GROUP HOLDINGS INC. STOCK INCENTIVE PLAN (FORMERLY KNOWN AS THE SECOND AMENDED AND RESTATED PQ HOLDINGS INC. STOCK INCENTIVE PLAN; THE “PLAN”) (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT, RESTRICTED STOCK AGREEMENT AND PLAN AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 OR OTHER APPLICABLE NON-U.S. LAWS OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT, RESTRICTED STOCK AGREEMENT AND PLAN.”

(c) Securities Law Matters. The Participant acknowledges receipt of advice from the Company that (i) the Restricted Stock has not been registered (or the equivalent) under the Securities Act or any state or non-U.S. securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Restricted Stock, (iii) the Restricted Stock must be held indefinitely and the Participant must continue to bear the economic risk of the investment in the Restricted Stock unless the Restricted Stock is subsequently registered under the Securities Act and such state or non-U.S. laws or an exemption from registration (or the equivalent) is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Restricted Stock may be disposed of without registration in reliance upon Rule 144 (or other applicable non-U.S. law), such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such rule, (vi) the Company does not plan to file reports with the Commission or other applicable securities regulatory authority or make information concerning the Company publicly available unless required to do so by law or agreement, (vii) if the exemption afforded by Rule 144 is not available, sales of the Restricted Stock may be difficult to effect because of the absence of public information concerning the Company, (viii) restrictive legends in the form heretofore set forth shall be placed on the certificates representing the Restricted Stock and (ix) a notation shall be made in the appropriate records of the Company indicating that the Restricted Stock is subject to restrictions on transfer set forth in this Agreement (including, but not limited to, the Stockholders Agreement as incorporated by reference herein) and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Restricted Stock.

(d) Compliance with Rule 144. If any of the Restricted Stock is to be disposed of in accordance with Rule 144, the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e) Investor Status. The Participant represents and warrants that, as of the date hereof, the Participant is an officer, employee or director of the Company or a Subsidiary.

12. Representations, Warranties and Agreements of the Company.

(a) Due Organization, etc.. The Company represents and warrants to the Participant that (i) the Company has been duly organized and is an existing corporation in good standing under the laws of the State of Delaware, (ii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (iii) the Restricted Stock, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

13. Dividends, etc. The Participant shall not be entitled to receive dividends or other distributions on the Restricted Stock granted hereunder during such time as the shares are not vested. Instead, the Participant shall be entitled to receive a grant of Dividend Equivalents in respect of all dividends or other distributions paid with respect to unvested

Shares of which the Participant is the record owner on the record date for such dividend or distribution at the same time dividends or distributions are paid, which Dividend Equivalents shall vest on the date the Restricted Stock with respect to which the Dividend Equivalent was granted (the “Related Share”) vests and shall be forfeited on the date the Related Share is forfeited. Dividend Equivalents shall be settled in cash (with respect to dividends or distributions paid in cash) or with respect to dividends or distributions paid in property, in property or, at the Company’s option, the cash value thereof within 90 days after the Dividend Equivalent vests, but no later than March 15 of the year after such Dividend Equivalent vests, provided that, with respect to any Dividend Equivalent that is subject to Section 409A of the Code, no settlement shall be made upon vesting due to Retirement until the Participant’s Separation from Service and shall be subject to delay as provided in Section 14.10 of the Plan. Any property (other than cash) distributed with respect to a Share or a Related Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited. The Participant shall be entitled to (i) receive all dividends or other distributions at the time (and within the same calendar year) as such dividends or distributions are paid with respect to those vested Shares of which the Participant is the record owner on the record date for such dividend or other distribution and (ii) subject to the terms of the Stockholders Agreement, vote any Shares of which the Participant is the record owner on the record date for such vote.

14. [Intentionally Omitted.]

15. Restrictive Covenant Obligation. The Participant agrees and acknowledges that each Restrictive Covenant Obligation has been made in consideration of: (a) the Restricted Stock granted herein; (b) the Participant’s ongoing employment by the Company or a Subsidiary; (c) the importance of protecting the confidential information of the Company, its Subsidiaries and its Affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its Affiliates; and (e) other good and valuable consideration.

16. Miscellaneous.

(a) Administration. The Plan and this Agreement shall be administered by the Board, as provided in the Plan.

(b) Binding Effect; Benefits; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs, executors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, heirs, executors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party; provided that the Company shall have the right to assign any and all rights under Section 9.

(c) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Participant and the Company.

(d) Entire Agreement. This Agreement, the Stockholders Agreement and any employment agreement that the Participant has entered into with the Company or any of its Subsidiaries constitute the entire agreement between the Participant and the Company with respect to the subject matter hereof, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by the parties with respect thereto.

(e) Tax Withholding. Whenever any cash or other payment is to be made hereunder or with respect to the Restricted Stock (including but not limited to any deemed payment upon grant, the making of any tax election or vesting of a Share or other right), the Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount (in cash, from other compensation payable to the Participant, or in Shares, including Restricted Stock) sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Shares granted under this Agreement and the Company or such Subsidiary may withhold the payment of cash or other payment until such requirements are satisfied.

(f) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy of this Agreement as a fully binding original.

(i) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE APPLICATION OF RULES OF CONFLICT OF LAW THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

—Signature page follows—

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

PQ GROUP HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Restricted Stock Agreement]

PARTICIPANT

By:

Service Shares:              shares of Class B Common Stock

Performance Shares:              shares of Class B Common Stock

[Signature Page to Restricted Stock Agreement]